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FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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Hunt for Travel, Inc.
(Exact Name of Registrant in its Charter)

Nevada		27-1497347
(State or other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification No.)

Hunt for Travel, Inc.
90122 Hoey Road
Chapel Hill, North Carolina 27517
Tel.: (919) 933-2720
 (Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

CSC Services of Nevada
502 East John Street
Carson City, Nevada 89706
 (Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
Gregg E. Jaclin, Esq.
Anslow & Jaclin, LLP
195 Route 9 South, Suite204
Manalapan, NJ 07726
Tel. No.: (732) 409-1212
 Fax No.: (732) 577-1188

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, includes some statement that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our and their management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and the expected impact of the Share Exchange on the parties’ individual and combined financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions.

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, $0.0001 par value per share	1,887,500	$0.10	$188,750	$13.46

(1) This Registration Statement covers the resale by our selling shareholders of up to 1,887,500 shares of common stock previously issued to such selling shareholders.

(2) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price of the shares that were sold to our shareholders in a private placement memorandum. The price of $0.10 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTCBB at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS
Subject to completion, dated October __, 2010

Hunt for Travel, Inc.

1,887,500 SHARES OF COMMON STOCK

The selling security holders named in this prospectus are offering all of the shares of common stock offered through this prospectus.  We will not receive any proceeds from the sale of the common stock covered by this prospectus.

Our common stock is presently not traded on any market or securities exchange. The selling security holders have not engaged any underwriter in connection with the sale of their shares of common stock.  Common stock being registered in this registration statement may be sold by selling security holders at a fixed price of $0.10 per share until our common stock is quoted on the OTC Bulletin Board (“OTCBB”) and thereafter at a prevailing market prices or privately negotiated prices or in transactions that are not in the public market. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 7 to read about factors you should consider before buying shares of our common stock.

 NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: _______, 2010

ITEM 3.  Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “Company,” “we,” “us” and “our” refer to Hunt for Travel, Inc.

Overview

We were incorporated in the State of Nevada on December 15, 2009 as Hunt for Travel, Inc.

We are a development stage company that plans to design and market enrichment and affinity travel excursions throughout the world for U.S. travelers who seek unique opportunities and experiences.

We plan to act as a travel consultant that advises clients by planning excursions, assisting with bookings and identifying group traveling packages that may be of interest to our clients.  In addition, we plan to occasionally guide specialty enrichment or adventure tours. These travel experiences are to be designed to challenge client travelers physically, spiritually and intellectually.

We do not consider our self a blank check company.

Where You Can Find Us

Our principal executive office is located at 90122 Hoey Road Chapel Hill, North Carolina, 27517.  Our telephone number is (919) 933-2720.

The Offering

Common stock offered by selling security holders	1,887,500 shares of common stock. This number represents 27.4% of our current outstanding common stock (1).

Common stock outstanding before the offering	5,000,000

Common stock outstanding after the offering	6,887,500 common shares as of October 4, 2010.

Terms of the Offering	The selling security holders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering
The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or any other rule of similar effect.

Use of proceeds	We are not selling any shares of the common stock covered by this prospectus.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 4.

(1)             Based on 6,887,500 shares of common stock outstanding as of October 4, 2010.

Summary of Consolidated Financial Information

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from inception December 15, 2009 through June 30, 2010 are derived from our audited financial statements. The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements and the related notes included in this prospectus.

For the Period from Inception (December 15, 2009) Through June 30, 2010
STATEMENT OF OPERATIONS
Revenues	$475
Professional Fees	31,755
General and Administrative Expenses	3,599
Other Expense	16
Total Operating Expenses	35,370
Net Loss	(34,895)

As of June 30, 2010
BALANCE SHEET DATA

Cash	143,033
Total Assets	144,260
Total Liabilities	2,855
Stockholders’ Equity	144,260

RISK FACTORS

The shares of our common stock being offered for resale by the selling security holders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment.  You should carefully consider the risks described below and the other information in this process before investing in our common stock.

Risks Related to Our Business

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has generated minimal revenue. We have used cash in operations of $30,067 from inception and has a net loss since inception of $34,895.  This raises substantial doubt about our ability to continue as a going concern.

WE HAVE LIMITED OPERATING HISTORY AND FACE MANY OF THE RISKS AND DIFFICULTIES FREQUENTLY ENCOUNTERED BY DEVELOPMENT STAGE COMPANY.

We are a development stage company, and to date, our development efforts have been focused primarily on the development and marketing of our business model. We have limited operating history for investors to evaluate the potential of our business development. We have not built our customer base and our brand name. In addition, we also face many of the risks and difficulties inherent in gaining market share as a new company:

·        Develop an effective business plan;
·        Meet customer standards;
·        Attain customer loyalty;
·        Develop and upgrade our service;

Our future will depend on our ability to bring our service to the market place, which requires careful planning without incurring unnecessary cost and expense.

IF WE ARE NOT ABLE TO LOCATE TRAVELERS WILLING TO PAY FOR TRAVEL SERVICES WE MAY HAVE TO CEASE OPERATIONS.

The Company’s principal business strategy is to design and market enrichment travel excursions, sometimes also referred to as adventure travel excursions. The travel industry in general is ruled by lowest price. The Company hopes to reach travelers who are willing and able to pay for expert travel design services and it may be difficult to find these travelers in numbers large enough to make the business model work for profitability.  If we are unable to locate travelers willing to pay for travel services we may not be able to continue our business operations.

UNCERTAINTY AND ADVERSE CHANGES IN THE GENERAL ECONOMIC CONDITIONS OF MARKETS IN WHICH WE PARTICIPATE MAY NEGATIVELY AFFECT OUR BUSINESS.

Current and future conditions in the economy have an inherent degree of uncertainty. It is even more difficult to estimate growth or contraction in various parts, sectors and regions of the economy, including the markets in which we participate. As a result, it is difficult to estimate the level of growth or contraction for the economy as a whole. Adverse changes may occur as a result of soft global economic conditions, rising oil prices, wavering consumer confidence, unemployment, declines in stock markets, contraction of credit availability, or other factors affecting economic conditions in general. These changes may negatively affect the sales of our products, increase exposure to losses from bad debts, increase the cost and decrease the availability of financing, or increase costs associated with manufacturing and distributing our recycled rubber products.

WE NEED ADDITIONAL CAPITAL TO DEVELOP OUR BUSINESS.  IF WE FAIL TO OBTAIN ADDITIONAL CAPITAL WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN.

The development of our services will require the commitment of substantial resources to implement our business plan. Currently, we have no established bank-financing arrangements. Therefore, it is likely we would need to seek additional financing through subsequent future private offering of our equity securities, or through strategic partnerships and other arrangements with corporate partners. We have no current plans for additional financing.

We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us. The sale of additional equity securities will result in dilution to our stockholders. The occurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financing covenants that would restrict our operations. If adequate additional financing is not available on acceptable terms, we may not be able to implement our business development plan or continue our business operations.

OUR PRINCIPAL STOCKHOLDER HAS SIGNIFICANT VOTING POWER AND MAY TAKE ACTIONS THAT MAY NOT BE IN THE BEST INTEREST OF ALL OTHER STOCKHOLDERS

Our sole officer and director controls approximately 72.59% of our current outstanding shares of voting common stock. He may be able to exert significant control over our management and affairs requiring stockholder approval, including approval of significant corporate transactions. This concentration of ownership may expedite approvals of company decisions, or have the effect of delaying or preventing a change in control or be in the best interests of all our stockholders.

WE MAY INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

THE LACK OF PUBLIC COMPANY EXPERIENCE OF OUR MANAGEMENT TEAM COULD ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF U.S. SECURITIES LAWS.

Our management team lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our senior management has never had responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including the establishing and maintaining internal controls over financial reporting.  Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934 which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

Risk Related To Our Capital Stock

WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

OUR ARTICLES OF INCORPORATION PROVIDE FOR INDEMNIFICATION OF OFFICERS AND DIRECTORS AT OUR EXPENSE AND LIMIT THEIR LIABILITY WHICH MAY RESULT IN A MAJOR COST TO US AND HURT THE INTERESTS OF OUR SHAREHOLDERS BECAUSE CORPORATE RESOURCES MAY BE EXPENDED FOR THE BENEFIT OF OFFICERS AND/OR DIRECTORS.

Our articles of incorporation and applicable Nevada law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s written promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

THE OFFERING PRICE OF THE COMMON STOCK WAS DETERMINED BASED ON THE PRICE OF OUR PRIVATE OFFERING, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO OUR ACTUAL VALUE, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.10 per share for the shares of common stock was determined based on the price of our private offering. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

YOU WILL EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK AND OUR PREFERRED STOCK.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 105,000,000 shares of capital stock consisting of 100,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share.

We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes, including at a price (or exercise prices) below the price at which shares of our common stock are currently quoted on the OTCBB.

 OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH MAY BE SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT OUR COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

Item 4.  Use of Proceeds

We will not receive any proceeds from the sale of common stock by the selling security holders. All of the net proceeds from the sale of our common stock will go to the selling security holders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution”.  We have agreed to bear the expenses relating to the registration of the common stock for the selling security holders.

Item 5.  Determination of Offering Price

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was determined by the price of the common stock that was sold to our security holders pursuant to an exemption under Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under the Securities Act of 1933.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

Item 6.  Dilution

The common stock to be sold by the selling shareholders are provided in the “Selling Security Holders” section is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

Item 7.  Selling Security Holders

The common shares being offered for resale by the selling security holders consist of the 1,887,500 shares of our common stock held by each of the selling stockholders as of October 4, 2010.  Such shareholders include the holders of the 1,887,500 shares sold in our private offering pursuant to Regulation D Rule 506 completed in September 2010 at an offering price of $0.10.

The following table sets forth the name of the selling security holders, the number of shares of common stock beneficially owned by each of the selling stockholders as of October 4, 2010 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name	Shares Beneficially Owned Prior To Offering	Shares to be Offered	Amount Beneficially Owned After Offering	Percent Beneficially Owned After Offering
Christopher Baumgartner*	50,000	50,000	0	0%
Stephanie Baumgartner*	50,000	50,000	0	0%
Barden Culbreth	50,000	50,000	0	0%
David Daniel	50,000	50,000	0	0%
Lynn Daniel	50,000	50,000	0	0%
Kinjel Desai	2,500	2,500	0	0%
Elizabeth Floyd	50,000	50,000	0	0%
Phyllis Fuller	30,000	30,000	0	0%
Rodney A. Garnas	50,000	50,000	0	0%
Kenneth Gignac	15,000	15,000	0	0%
Gerald Golt	40,000	40,000	0	0%
Linda A. Hales	50,000	50,000	0	0%
Stephen M. Hales	50,000	50,000	0	0%
Monique Halpin-Poirier*	50,000	50,000	0	0%
Pamela G. Hanlin	50,000	50,000	0	0%
Patrick Harris	50,000	50,000	0	0%
Celia Linderman*	50,000	50,000	0	0%
John Linderman*	50,000	50,000	0	0%
Samuel M. Longiotti	50,000	50,000	0	0%
Deborah Lovig	2,500	2,500	0	0%
Karen Malinofski	50,000	50,000	0	0%
Matthew Musselwhite	50,000	50,000	0	0%
Damon Nahas	50,000	50,000	0	0%
James M. O’Connell	50,000	50,000	0	0%
Daniel Poirier*	50,000	50,000	0	0%
Nathan E. Queen	10,000	10,000	0	0%
Samantha Regner	50,000	50,000	0	0%
Jack Saum	250,000	250,000	0	0%
John Saum	150,000	150,000	0	0%
Craig E. Smith	50,000	50,000	0	0%
Kelli H. Smith	50,000	50,000	0	0%
Lori A. Wallace	50,000	50,000	0	0%
Don Walston	50,000	50,000	0	0%
Lawther Whitehead	20,000	20,000	0	0%
Benjamin Nelson Yeager	50,000	50,000	0	0%
Sharon Zimmerman	50,000	50,000	0	0%
Gary Williard	2,500	2,500	0	0%
Roya Monadjemi	2,500	2,500	0	0%
Amy Nammack-Weiss	2,500	2,500	0	0%
Rachel Searles	10,000	10,000	0	0%

* Christopher and Stephanie Baumgartner are married and have beneficial and dispositive control over the common shares owned by each other.

* Daniel Poirier and Monique Halpin-Poirier are married and have beneficial and dispositive control over the common shares owned by each other.

* John Linderman and Celia Linderman are married and have beneficial and dispositive control over the common shares owned by each other.

There are no agreements between the company and any selling shareholder pursuant to which the shares subject to this registration statement were issued.

To our knowledge, none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates; or
-	are broker-dealers or affiliated with broker-dealers.

Plan of Distribution

The selling security holders may sell some or all of their shares at a fixed price of $0.10 per share until our shares are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTC Bulletin Board, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.10 until a market develops for the stock.

Once a market has developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders, who may be deemed to be underwriters, directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

·	ordinary brokers transactions, which may include long or short sales;
·	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading;
·	through direct sales to purchasers or sales effected through agents;
·	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); or
·	any combination of the foregoing;

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. To our best knowledge, none of the selling security holders are broker-dealers or affiliates of broker dealers.

We will advise the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $40,000.00.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

Description of Securities to be Registered

General

We are authorized to issue an aggregate number of 105,000,000 shares of capital stock, of which 100,000,000 shares are common stock, $0.0001 par value per share, and there are 5,000,000 preferred shares, $0.0001 par value per share authorized.

Common Stock

We are authorized to issue 100,000,000 shares of common stock, $0.0001 par value per share. Currently we have 6,887,500 shares of common stock issued and outstanding.

Each share of common stock shall have one (1) vote per share for all purpose. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are not entitled to cumulative voting for election of Board of Directors.

Preferred Stock

We are authorized to issue 5,000,000 shares of preferred stock, $0.0001 par value per share.  Currently we have no shares of preferred stock issued and outstanding.

Dividends

We have not paid any cash dividends to our shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding options to purchase our securities.

Transfer Agent and Registrar

Currently we do not have a stock transfer agent.  We intend to engage a transfer agent in the near future.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Anslow & Jaclin, LLP located at 195 Route 9 South, Suite 204, Manalapan, NJ 07726 will pass on the validity of the common stock being offered pursuant to this registration statement.

The financial statements included in this prospectus and the registration statement have been audited by Webb & Company, P.A. to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Information about the Registrant

DESCRIPTION OF BUSINESS

Hunt for Travel, Inc. was incorporated on December 15, 2009 to design and market travel excursions featuring entertainment, adventure, intellectual stimulation and access to experts on topics related to the destinations they visit. This segment of the travel industry is referred to as enrichment or adventure travel.

Our business strategy is to generate revenue through typical travel industry commissions and mark-ups as well as consulting fees for customized trip and excursion planning.  In addition, we intend to generate revenue through subscription fees to our monthly email newsletters, which can offer recommendations to travelers who wish to design and book their own enrichment trips.

We plan to market our services and newsletters to high-income individuals and affinity groups, such as country club members, private schools, alumni groups and wealth management organizations at banks and investment firms. To reach a critical mass of high-income travelers, we plan to utilize social media that relies on referrals such as Twitter, Facebook and Linked In. In addition, we may choose to place banner ads on web sites that reach these groups or send emails to individuals who have opted-in to receive emails from these affinity groups.

We plan to launch a web site to promote our enrichment offerings and we may develop a subscription email newsletter that can be marketed through the web site and various social media vehicles. The newsletter can offer travel tips, consultation on enrichment opportunities and discounted pricing to subscribers. Subscribers may be charged a fee for access to the newsletter.

Business Development

The Company seeks to develop mutually beneficial business relationships with tour operators and other enrichment travel consultants and begin offering programs for sale to U.S. travelers. The Company plans to launch a web site to begin marketing its services online. Implementation of a reduced program would slow the Company’s revenue growth.

Marketing and Sales

Our initial marketing efforts will be geared to drive prospective clients to our web site. We plan to use social media vehicles such as Twitter and Facebook to generate awareness of our web site.  We expect to engage prospective clients through promoting our website and responding to requests for information on prospective excursions, special travel consultations and general information inquiries. In addition, we plan to begin making personal contact with a number of affinity groups located in North Carolina to create a broader awareness of our travel services and offerings. Eventually, we expect to use broader based email marketing to generate a much larger number of sales leads that will be followed up with a personal exchange, via email or telephone.

Competition

We face competition from many individuals and companies that also develop and market enrichment travel excursions.  We believe that most large travel agencies place some focus on the adventure and enrichment travel segment. In addition, we believe that the travel industry is generally driven by lowest cost. However, we believe that successful travel consultants protect and increase their revenue opportunity by providing increased value to travelers. We believe that travel consultants who demonstrate that they can consistently provide extra value for their clients are more likely to benefit from repeat and referral business to maintain and increase their business revenues.

Employees

As of October 4, 2010, we have one (1) full time employee who works approximately 30 hours per week on Company matters.  We plan to employ more qualified employees in the near future.

DESCRIPTION OF PROPERTY

Our principal executive office is located at 90122 Hoey Road Chapel Hill, North Carolina, 27517.  Our telephone number is (919) 933-2720.  Office space is provided by Carolyn Hunter at no cost.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

Pursuant to Item 401 (f) of Regulation S-K there are no events that occurred during the past ten (10) years that are material to an evaluation of the ability or integrity of any director, person nominated to become a director or executive officer of the registrant:

•
No petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

•	The registrant has not been convicted in a criminal proceeding and is not named subject of a pending criminal proceeding

•
Such registrant was not the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

o
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

o	Engaging in any type of business practice; or
o	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

•
Such registrant was not the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in Regulation S-K, Item 401  paragraph (f)(3)(i) entitled Involvement in Certain Legal Proceedings , or to be associated with persons engaged in any such activity;

•
Such registrant was not found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

•
Such registrant was not found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

•
Such registrant was not the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

o	Any Federal or State securities or commodities law or regulation; or
o
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

o	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•
Such registrant was not the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for quoting of our common stock on the OTCBB upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be quoted on the OTCBB or, if quoted, that a public market will materialize.

Holders of Capital Stock

As of October 4, 2010 we have 41 holders of our common stock.

Rule 144 Shares

As of the date of this registration statement, we do not have any shares of our common stock that are currently available for sale to the public in accordance with the volume and trading limitations of Rule 144.

Stock Option Grants

We do not have any stock option plans.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

HUNT FOR TRAVEL, INC.
(A DEVELOPMENT STAGE COMPANY)

CONTENTS

PAGE	F-1	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	F-2	BALANCE SHEET AS OF JUNE 30, 2010.

PAGE	F-3	STATEMENT OF OPERATIONS FOR THE PERIOD FROM DECEMBER 15, 2009 (INCEPTION) TO JUNE 30, 2010.

PAGE	F-4	STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY FOR THE PERIOD FROM DECEMBER 15, 2009 (INCEPTION) TO JUNE 30, 2010.

PAGE	F-5	STATEMENT OF CASH FLOWS FOR THE PERIOD FROM DECEMBER 15, 2009 (INCEPTION) TO JUNE 30, 2010.

PAGES	F-6 - F-10	NOTES TO FINANCIAL STATEMENTS.

F-

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
Hunt For Travel, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Hunt For Travel, Inc. (a development stage company) (the “Company”) as of June 30, 2010 and the related statements of operations, changes in stockholders’ equity and cash flows for the period from December 15, 2009 (inception) to June 30, 2010.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Hunt For Travel, Inc. (a development stage company) as of June 30, 2010 and the results of its operations and its cash flows for the period ending June 30, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 5 to the financial statements, the Company is in the development stage with limited operations, a net loss of $34,895 for the period ending June 30, 2010 and used cash in operations from inception of $30,067.  These factors raise substantial doubt about the Company's ability to continue as a going concern.  Management's plans concerning these matters are also described in Note 5.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
August 30, 2010

Hunt For Travel, Inc.
(A Development Stage Company)
Balance Sheet

ASSETS
June 30, 2010

Current Assets
Cash	$143,033
Accounts Receivable, net	1,227
Total Assets	$144,260

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts Payable	$2,855
Total Liabilities	2,855

Commitments and Contingencies

Stockholders' Equity /(Deficiency)
Preferred stock, $0.0001 par value; 5,000,000 shares authorized,
none issued and outstanding	-
Common stock, $0.0001 par value; 100,000,000 shares authorized, 6,865,000 shares
issued and outstanding	687
Additional paid-in capital	175,613
Deficit accumulated during the development stage	(34,895)
Total Stockholders' Equity	141,405

Total Liabilities and Stockholders' Equity	$144,260

The accompanying notes are an integral part of these financial statements.

Hunt For Travel, Inc.
(A Development Stage Company)
Statement of Operations
For the period from December 15, 2009 (Inception) to June 30, 2010

For the period from December 15, 2009
(inception) to June 30, 2010

Revenue	$475

Operating Expenses
Professional fees	$31,755
General and administrative	3,599
Total Operating Expenses	35,354

Loss from Operations	(34,879)

Other Expense
Interest Expense	(16)

Total Other Income / (Expense) - net	(16)

LOSS FROM OPERATIONS BEFORE INCOME TAXES	(34,895)

Provision for Income Taxes	-

NET LOSS	$(34,895)

Net Loss Per Share - Basic and Diluted	$(0.01)

Weighted average number of shares outstanding	6,031,269
during the year/period - Basic and Diluted

The accompanying notes are an integral part of these financial statements.

Hunt For Travel, Inc.
(A Development Stage Company)
Statement of Changes in Stockholders' Equity
For the period from December 15, 2009 (Inception) to June 30, 2010

						Deficit
	Preferred Stock		Common stock		Additional	accumulated during the	Total
					paid-in	development	Stockholders'
	Shares	Amount	Shares	Amount	capital	stage	Equity

Balance December 15, 2009	-	$-	-	$-	$-	$-	$-

Common stock issued for services to founder ($0.0001 per share)	-	-	4,000,000	400	-	-	400

Common stock issued for cash to founder ($0.0001 per share)			1,000,000	100	-	-	100

Common stock issued for cash ($0.10/ per share)	-	-	1,865,000	187	186,313	-	186,500

Stock Offering Costs	-	-	-	-	(13,500)		(13,500)

In kind contribution of services	-	-	-	-	2,800	-	2,800

Net loss for the period December 15, 2009 (inception) to June 30, 2010	-	-	-	-	-	(34,895)	(34,895)

Balance, June 30, 2010	-	$-	6,865,000	$687	$175,613	$(34,895)	$141,405

The accompanying notes are an integral part of these financial statements.

Hunt For Travel, Inc.
(A Development Stage Company)
Statement of Cash Flows
For the period from December 15, 2009 (Inception) to June 30, 2010

For the period from December 15, 2009
(inception) to June 30, 2010
Cash Flows Used in Operating Activities:
Net Loss	$(34,895)
Adjustments to reconcile net loss to net cash used in operations
In-kind contribution of services	2,800
Shares issued to founder for services	400
Changes in operating assets and liabilities:
Increase in accounts receivable	(1,227)
Increase in accounts payable and accrued expenses	2,855
Net Cash Used In Operating Activities	(30,067)

Cash Flows From Financing Activities:
Proceeds from issuance of common stock, net of offering costs	173,100
Net Cash Provided by Financing Activities	173,100

Net Increase in Cash	143,033

Cash at Beginning of Period	-

Cash at End of Period	$143,033

Supplemental disclosure of cash flow information:

Cash paid for interest	$-
Cash paid for taxes	$-

The accompanying notes are an integral part of these financial statements.

HUNT FOR TRAVEL, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM DECEMBER 15, 2009 (INCEPTION) TO JUNE 30, 2010

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization

Hunt for Travel, Inc. (a development stage company) (the "Company") was incorporated in Nevada on December 15, 2009 to design and market enrichment excursions for U.S. travelers. The enrichment component of these trips can be educational, informational or experiential and is tailored to the travelers’ specific interests and tastes. Enrichment travel can also be referred to as adventure travel.

Activities during the development stage include developing the business plan and raising capital.

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period.  Actual results could differ from those estimates.

(C) Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents.  At June 30, 2010, the Company had no cash equivalents.

(D) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by FASB ASC No. 260, “Earnings Per Share.”  As of June 30, 2010 there were no common share equivalents outstanding.

(E) Income Taxes

The Company accounts for income taxes under FASB Codification Topic 740-10-25 (“ASC 740-10-25”).  Under ASC 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under ASC 740-10-25, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

HUNT FOR TRAVEL, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM DECEMBER 15, 2009 (INCEPTION) TO JUNE 30, 2010

As of June 30, 2010, the Company has a net operating loss carryforward of approximately $31,695 available to offset future taxable income through June 30, 2030.  The valuation allowance at June 30, 2010 was $12,220.  The net change in the valuation allowance for the period ended June 30, 2010 was an increase of $12,220. The valuation allowance was established to reduce the deferred tax asset to the amount that will more likely than not be realized. This is necessary due to the Company’s continued operating losses and the uncertainty of the Company’s ability to utilize all of the net operating loss carryforwards before they will expire through the year 2030.

The net deferred tax liability in the accompanying balance sheets includes the following amounts of deferred tax assets and liabilities:

June 30, 2010

Deferred tax liability:	$-
Deferred tax asset
Net Operating Loss Carryforward	12,220
Valuation allowance	(12,220)
Net deferred tax asset	-
Net deferred tax liability	$-

The components of income tax expense related to continuing operations are as follows:

June 30, 2010
Federal
Current	$-
Deferred	-
$-
State and Local
Current	$-
Deferred	-
$-

HUNT FOR TRAVEL, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM DECEMBER 15, 2009 (INCEPTION) TO JUNE 30, 2010

The Company's income tax expense differed from the statutory rates (federal 34% and state 4.55%) as follows:

For the Period Ended June 30,
2010

Statutory rate applied to earnings before income taxes:	$(13,454)
Increase (decrease) in income taxes resulting from:
State income taxes	-
Change in deferred tax asset valuation allowance	12,220
Non-deductible expenses	1,234

Income Tax Expense	$-

(F) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(G) Accounts Receivable

Accounts receivable represents obligations from customers that are subject to normal collection terms.  The Company periodically evaluates the collectability of its accounts receivable and considers the need to adjust an allowance for doubtful accounts based upon historical collection experience and specific customer information. Actual amounts could vary from the recorded estimates.

(H) Revenue Recognition

The Company will recognize revenue on arrangements in accordance with FASB ASC No. 605, “Revenue Recognition”.  In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.

(I) Concentration of Credit Risk

At June 30, 2010, 100% of sales earned were from one Customer.

At June 30, 2010, 100% of Accounts Receivable is due from one Customer.

HUNT FOR TRAVEL, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM DECEMBER 15, 2009 (INCEPTION) TO JUNE 30, 2010

(J) Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments including prepaid expenses, accounts payable, accrued expenses, loans and notes payable, and loans payable-related party and they approximate fair value due to the relatively short period to maturity for these instruments.

NOTE 2	STOCKHOLDERS’ EQUITY

(A) Common Stock Issued for Cash

For the period ended June 30, 2010, the Company issued 1,865,000 shares of common stock for $186,500($0.10/share) and paid $13,500 in offering costs.  The Company also issued 1,000,000 shares of common stock to its founder for $100 ($0.0001 per share) (See note 4).

(B) In-Kind Contribution

For the year ended June 30, 2010, a shareholder of the Company contributed services having a fair value of $2,800 (See Note 4).

(C) Stock Issued for Services

On December 15, 2009, the Company issued 5,000,000 shares of common stock to its founder having a fair value of $500 ($0.0001/share) in exchange for $100.00 and services provided (See Note 4).

NOTE 3         COMMITMENTS

On February 8, 2010, the Company entered into a consulting agreement to receive administrative and other miscellaneous services.  The Company is required to pay $5,000 a month.  The agreement is to remain in effect unless either party desired to cancel the agreement.

NOTE 4         RELATED PARTY TRANSACTIONS

For the year ended June 30, 2010, a shareholder of the Company contributed services having a fair value of $2,800 (See Note 2(B)).

On December 19, 2009, the Company issued 5,000,000 shares of common stock to its founder having a fair value of $500 ($0.0001/share) in exchange for $100.00 services and cash provided (See Note 2 (A) and 2 (C)).

HUNT FOR TRAVEL, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM DECEMBER 15, 2009 (INCEPTION) TO JUNE 30, 2010

NOTE 5         GOING CONCERN

As reflected in the accompanying financial statements, the Company is in the development stage with minimal operations, used cash in operations of $30,067 from inception and has a net loss since inception of $34,895.  This raises substantial doubt about its ability to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

NOTE 6         SUBSEQUENT EVENT

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through August 30, 2010, the date the financial statements were issued.

During the month of August 2010, the Company issued 5,000 shares of common stock for $500 ($0.10/share).

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULT OF OPERATIONS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Limited Operating History

We have generated no independent financial history and have not previously demonstrated that we will be able to expand our business. Our business is subject to risks inherent in growing an enterprise, including limited capital resources and possible rejection of our business model and/or sales methods.

Results of Operations

For the period from December 15, 2009 (inception) to the year ended June 30, 2010, we had $475 in revenue. Operating Expenses from inception to June 30, 2010 totaled $35,370 resulting in a net loss of $34,895. Expenses from inception consisted of $31,755 in professional fees and $3,599 for General and administrative expenses and $16 in other expenses.

Capital Resources and Liquidity

As of June 30, 2010 we had $143,033 cash on hand.

Carolyn Hunter will be the only employee and sole officer and director initially as the company seeks to generate revenue and will not be taking a salary from the company for the foreseeable future.

Based upon the above, we believe that we have enough cash to support our daily operations while we are attempting to commence operations and produce revenues. However, if we are unable to satisfy our cash requirements we may be unable to proceed with our plan of operations.  We do not anticipate the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees. The foregoing represents our best estimate of our cash needs based on current planning and business conditions. In the event we are not successful in reaching our initial revenue targets, additional funds may be required, and we may not be able to proceed with our business plan for the development and marketing of our core services. Should this occur, we will suspend or cease operations.

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

Our liquidity may be negatively impacted by the significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name and age of our sole officer and director as of October 4, 2010. Our Executive officer is elected annually by our Board of Director. Our executive officer holds office until she resigns, is removed by the Board, or her successor is elected and qualified.

Name	Age	Position
Carolyn Hunter	67	President, Chief Financial Officer, Secretary, Treasurer and Director

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Carolyn Hunter, President, Chief Financial Officer, Secretary, Treasurer and Director, Age 67, Carolyn Hunter has over twenty two (22) years experience working in the travel services industry. From November 1988 to September 1991, Carolyn Hunter began her career as a travel consultant with Sanditz Travel, formerly known as All Points Travel located in Simsbury, Connecticut.  Her responsibilities included providing customers with professional and expert advice regarding the sale of  travel related products and services to customers, on behalf of suppliers, such as airlines, car rentals, cruise lines, hotels, railways, sightseeing tours and package holidays.  From January 1998 through December 1998, Ms. Hunter worked for WorldTek Travel as a corporate travel manager.  Her responsibilities in this capacity included managing and supervising the agency’s sales department.  From March 2000 to present, Ms. Hunter has worked for Traveling of Chapel Hill, North Carolina, formerly known as Circle Travel where she is responsible for consulting potential customers with their travel plans.   In December of 1994, Ms. Hunter obtained a Certified Travel Consultant degree.  Additionally, from 1961 through 1965, Ms. Hunter obtained a Bachelor of Arts degree from Baker University located in Baldwin, Kansas.

Ms. Hunter has never acted as a promoter of any company nor has he had a controlling interest in any company.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us from December 15, 2009 (inception) to the period ended June 30, 2010.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
Carolyn Hunter, President, Chief Financial Officer,	2009	$0	0	0	0	0	0	$400*	$400
Treasurer, Secretary, Director	2010	$0	0	0	0	0	0	0	0

*On December 19, 2009, the Company issued 5,000,000 shares of common stock at par value $0.0001 per share having a fair value of $500.00 to its founder in exchange for $100 cash and founder services provided in connection with the formation and administration of the Company with a value of $400.  The shares were issued for services and are not stock options and therefore there is no black-scholes assumption.

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officers named in the Summary Compensation Table for the period from inception through June 30, 2010.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised during period ending June 30, 2010 by the executive officers named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table. There were no awards made to a named executive officers in the last completed fiscal year under any LTIP

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

Currently, we do not have an employment agreement in place with our sole officer and director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of October 4, 2010 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown.

Name	Number of Shares Beneficially Owned	Percent of Class (1)
Carolyn Hunter	5,000,000	72.59%
90122 Hoey Road Chapel Hill, NC 27517

All Executive Officers and Directors as a group (1 person)	5,000,000	72.59%

(1) Based on 6,887,500 shares of common stock outstanding as of October 4, 2010

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

For the year ended June 30, 2010, a shareholder of the Company contributed services having a fair value of $2,800.

On December 19, 2009, the Company issued 5,000,000 shares of common stock at par value $0.0001 per share to its founder, Carolyn Hunter, having a fair value of $500 in exchange for $100.00 and services provided in connection with the administration formation of the corporation.

Item 12A. Disclosure of Commission Position on Indemnification of Securities Act Liabilities.

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Hunt for Travel, Inc.

1,887,500 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is_____, 2010

PART II   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Securities and Exchange Commission registration fee	$13.33
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$0
Accounting fees and expenses	$3,500
Legal fees and expense	$35,000
Blue Sky fees and expenses	$1,000
Miscellaneous	$0
Total	$39,513.33

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers.

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 15. Recent Sales of Unregistered Securities.

We were incorporated in the State of Nevada on December 15, 2009 and five million (5,000,000) shares of common stock were issued to Carolyn Hunter in consideration of $100.00 and founder services. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued as founders shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Hunter had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

The Company sold through a Regulation D Rule 506 offering a total of 1,887,500 shares of common stock to 40 investors, at a price per share of $0.10 for an aggregate offering price of $188,750. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Identity of Person	Amount of Shares
Christopher Baumgartner*	50,000
Stephanie Baumgartner*	50,000
Barden Culbreth	50,000
David Daniel*	50,000
Lynn Daniel*	50,000
Kinjel Desai	2,500
Elizabeth Floyd	50,000
Phyllis Fuller	30,000
Rodney A. Garnas	50,000
Kenneth Gignac	15,000
Gerald Golt	40,000
Linda A. Hales*	50,000
Stephen M. Hales*	50,000
Monique Halpin-Poirier	50,000
Pamela G. Hanlin	50,000
Patrick Harris	50,000
Celia Linderman*	50,000
John Linderman*	50,000
Samuel M. Longiotti	50,000
Deborah Lovig	2,500
Karen Malinofski	50,000
Matthew Musselwhite	50,000
Damon Nahas	50,000
James M. O’Connell	50,000
Daniel Poirier	50,000
Nathan E. Queen	10,000
Samantha Regner	50,000
Jack Saum	250,000
John Saum	150,000
Craig E. Smith*	50,000
Kelli H. Smith*	50,000
Lori A. Wallace	50,000
Don Walston	50,000
Lawther Whitehead	20,000
Benjamin Nelson Yeager	50,000
Sharon Zimmerman	50,000
Gary Williard	2,500
Roya Monadjemi	2,500
Amy Nammack-Weiss	2,500
Rachel Searles	10,000

* Christopher and Stephanie Baumgartner are married and have beneficial and dispositive control over the common shares owned by each other.

* Daniel Poirier and Monique Halpin-Poirier are married and have beneficial and dispositive control over the common shares owned by each other.

* John Linderman and Celia Linderman are married and have beneficial and dispositive control over the common shares owned by each other.

To our knowledge, none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
-	are broker-dealers or affiliated with broker-dealers.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

(A)
At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(B)
Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(C)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(D)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Item 16. Exhibits and Financial Statement Schedules

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation
3.2	By-Laws
5.1	Opinion of Anslow & Jaclin, LLP
23.1	Consent of Webb & Company, P.A.
23.2	Consent of Counsel

Item 17. Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized. in the City of Chapel Hill, State of North Carolina on October 7, 2010.

Hunt for Travel, Inc.

/s/ Carolyn Hunter
Name: Carolyn Hunter Position: President, Principal Executive Officer, Principal Financial Officer Principal Accounting Officer, Director